SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2010
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands (State or Other Jurisdiction of Incorporation)	001-34726 (Commission File Number)	98-0646235 (IRS Employer Identification No.)

Weena 737 3013 AM Rotterdam The Netherlands (Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 8, 2010, LyondellBasell Industries N.V. (the “Company”) announced that Anton de Vries, Senior Vice President, Olefins & Polyolefins — Europe, Asia and International, has left the Company and Bhavesh V. (Bob) Patel has been named as Mr. de Vries’ successor, with additional responsibilities for licensing and catalyst sales, effective immediately.
     In connection with Mr. de Vries’ departure, he will receive continued salary and benefits through February 28, 2011; a severance payment of €2.95 million; and prorated payments under the terms of the Company’s medium and short term incentive plans for terminations of employment without cause.
     A copy of the press release, issued by the Company on November 8, 2010, announcing this executive officer change is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Item Number	Description
99.1	Press Release dated November 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: November 12, 2010	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description
99.1	Press Release dated November 8, 2010